                                                                    Exhibit 3(i)


                  SECOND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                       SHARED TECHNOLOGIES CELLULAR, INC.


                     ---------------------------------------


               Pursuant to Section 245 of the General Corporation


                          Law of the State of Delaware


                    -----------------------------------------


         SHARED TECHNOLOGIES CELLULAR, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of Corporation is Shared Technologies Cellular, Inc.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 14, 1989. A Restated Certificate of Incorporation was filed with the Secretary of State on October 6, 1994.

         3. This Second Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law, as amended, of the State of Delaware (the "GCL") by the written consent of the Board of Directors of the Corporation in accordance with Section 141(f) of the GCL.

         4. This Second Restated Certificate of Incorporation hereby restates and integrates, but does not further amend, the provisions of the Corporation's Restated Certificate of Incorporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions hereof, so that the same shall read in its entirety as follows:

         First: The name of the Corporation is Shared Technologies Cellular, Inc. (hereinafter, the "Corporation").

         Second: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law, as amended, of the State of Delaware (the "GCL"), as set forth in Title 8 of the Delaware Code.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares, of which 5,000,000 shall be Preferred Stock with a par value of $.01 per share and 20,000,000 shares shall be Common Stock with a par value of $.01 per share.

         The Preferred Stock is to be issued in one or more series, with each series to have such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions provided for the issue of each series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

         (1) The number of shares to constitute the series and the distinctive designation thereof;

         (2) The amount or rate of dividends on the shares of the series, whether dividends shall be cumulative and, if so, from what date or dates;

         (3) Whether the shares of the series shall be redeemable and, if redeemable, the terms and provisions upon which the shares of the series may be redeemed and the premium, if any, and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

         (4) Whether the shares of the series shall be subject to the operations of a retirement or sinking fund to be applied to the purchase or redemption of the shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (5) Whether the shares of the series shall be convertible into shares of any class or classes, with or without par value, or of any other series of the same class, and if convertible, the conversion price or prices or the rate at which the conversion may be made and the method, if any, of adjusting the same;

         (6) The rights of the shares of the series in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

         (7) The restrictions, if any, on the payment of the dividends upon, and the making of distributions to, any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

         (8) Whether the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

         (9) Any other relative rights, preferences, and limitations of that series.


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          The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held.

         A. Series C Preferred Stock.

         The Board of Directors has heretofore authorized a series of the Corporation's Preferred Stock, par value $.01 per share, with the designation and number of shares, and relative rights, preferences, privileges and restrictions thereof as follows:

                  1. Designation and Amount. The designation of this series, which consists of fifteen thousand shares of Preferred Stock, is the "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and the face amount of each share of Series C Preferred Stock (each, a "Preferred Share" and collectively, the "Preferred Shares") shall be One Thousand Dollars ($1,000) per Preferred Share (the "Stated Value"). The date on which the Preferred Shares are issued and sold pursuant to the Securities Purchase Agreement, dated as of January 28, 1999, between the Company and the Purchasers named therein (the "Securities Purchase Agreement") is referred to herein as the "Issue Date." The holders of Preferred Shares are each referred to as a "Holder" and, collectively, as the "Holders."

                  2. Dividends. The Series C Preferred Stock will not bear dividends.

                  3. Priority.

                           a. Payment upon Dissolution.

                                    (1) Upon the occurrence of (x) any
                           insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), no distribution shall be made to the holders of any shares of Junior Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation Preference (as defined below) with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holders and the holders of Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in


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                           proportion to the ratio that the preferential amount
                           payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

                                    (2) The "Liquidation Preference" with
                           respect to a Preferred Share shall mean an amount equal to the Stated Value of such Preferred Share plus the Premium (as defined below) accrued on such Preferred Share in accordance with the terms hereof. "Junior Securities" shall mean the Common Stock and all other capital stock of the Corporation that are not Pari Passu Securities or do not have a preference over the Series C Preferred Stock in respect of redemption or distribution upon liquidation. "Pari Passu Securities" shall mean any securities ranking pari passu with the Series C Preferred Stock in respect of redemption or distribution upon liquidation. "Senior Securities" shall mean (i) any debt issued or assumed by the Corporation and (ii) any securities of the Corporation which by their terms have a preference over the Series C Preferred Stock in respect of redemption or distribution upon liquidation.

                  4. Conversion.

                           a. Right to Convert. Each Holder shall have the right
                  to convert, at any time and from time to time after the Issue Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined in accordance with the terms hereof (a "Conversion").

                           b. Conversion Notice. In order to convert Preferred
                  Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in substantially the form of Exhibit A hereto, to the Corporation and to the Corporation's transfer agent for the Common Stock (the "Transfer Agent") stating the number of Preferred Shares to be converted, the amount of Premium (as defined below) accrued thereon, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Transfer Agent. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion


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                  Shares issuable upon a Conversion, the Corporation shall issue to such Holder the number of Conversion Shares that are not disputed within the time frames specified in paragraph 4(e) below and shall submit the disputed calculations to its independent accountant within one (1) Business Day of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than five (5) Business Days following the Corporation's receipt of such Holder's
                  Conversion Notice (such 5th Business Day being referred to herein as the "Disputed Share Calculation Date"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

                           c. Number of Conversion Shares; Conversion Price. The
                  number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined in accordance with the following formula:

                                     SV + P
                                     ------
                                       CP


                  where SV represents the aggregate Stated Value of the Preferred Shares to be converted,

                  P represents the aggregate Premium (i) accrued on such Preferred Shares and (ii) eligible for payment by the Corporation in Conversion Shares, it being understood that, unless each of the Premium Share Conditions (as defined in paragraph 4(g) below) is satisfied or waived by the Holder of such Preferred Shares, the Corporation may not pay accrued Premium in shares of Common Stock and must pay such Premium on the applicable Delivery Date (as defined below) in immediately available funds in accordance with the terms of this Certificate, and

                  CP represents the Conversion Price (as defined below) in effect on the applicable Conversion Date.

                  "Premium" with respect to a Preferred Share shall be determined in accordance with the following formula:

                                  (SV)(.06)(N)
                                  ------------
                                       365



                  where SV represents the Stated Value of such Preferred Share, and

                  N represents the number of days elapsed from the Issue Date through and including the Conversion Date relating to such Preferred Share.


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                  Subject to adjustment as provided elsewhere herein,
                  "Conversion Price" shall mean the lesser of the Fixed Conversion Price and the Variable Conversion Price (each as defined below); provided, however, that, if (i) during any period of ten (10) consecutive Trading Days, the Closing Bid Price for the Common Stock on each such Trading Day is greater than $11.00 (subject to adjustment for the events specified in Section 6 of Article FOURTH: A. hereof) and (ii) at all times during such period of ten consecutive Trading Days, (x) a registration statement filed under the Securities Act shall be effective and available to the Holders for the sale of all of the Conversion Shares into which the Preferred Shares and Warrants (as defined in the Securities Purchase Agreement, the "Warrants") then outstanding are convertible or exercisable, as the case may be (without regard to any restriction or limitation on the conversion thereof), or such Conversion Shares may be sold under Rule 144(k), (y) the Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange, and (z) trading in the Common Stock, or trading generally, shall not have been suspended by the principal market on which the Common Stock is traded, "Conversion Price" with respect to all Conversion Notices delivered after the end of such ten consecutive Trading Day period shall be the Fixed Conversion Price. "Fixed Conversion Price" shall mean the lesser of (A) $7.00 and (B) the product of the average Closing Bid Price for the Common Stock during the period of fifteen (15) Trading Days occurring immediately prior to the Issue Date times one hundred and fifteen percent (115%)(as adjusted, in the case of (A) and (B), for the events specified in Section 6 of Article
                  FOURTH: A. below). "Variable Conversion Price" shall mean the average of the lowest Closing Bid Prices for the Common Stock occurring on any five (5) consecutive Trading Days during the period of fifteen (15) Trading Days ending on the Trading Day immediately prior to (but not including) the applicable Conversion Date.

                           d. Certain Definitions. "Trading Day" means any day
                  on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded. "Closing Bid Price" means, with respect to the Common Stock, the closing bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to each Holder of the then outstanding Preferred Shares (collectively, "Bloomberg") or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. (collectively, the "Applicable Reporting Entity"). If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by all of the Holders of Preferred Shares, and reasonably acceptable to the Corporation,


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
                  with the costs of such appraisal to be borne by the Corporation. "Closing Trade Price" means, with respect to the Common Stock, the last sale price reported for the Common Stock on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by the Applicable Reporting Entity or if no sale price was reported by the Applicable Reporting Entity on such Trading Day, the last sale price reported by the Applicable Reporting Entity on the Trading Day on which such prices were last reported immediately preceding such Trading Day. "Business Day" means any day on which the New York Stock Exchange and commercial banks located in the City of New York are open for business.

                           e. Delivery of Common Stock Upon Conversion. Upon
                  receipt of a Conversion Notice from a Holder pursuant to paragraph 4(b) above, the Corporation shall, on or before the close of business on the latest to occur of (i) the third
                  (3rd) Business Day following the Conversion Date set forth in such Conversion Notice, (ii) the Business Day immediately following the day on which the certificates representing the Preferred Shares are delivered by such Holder to the Corporation or the Transfer Agent, and (iii) with respect to Conversion Shares that are the subject of a dispute as described in paragraph 4(b) above, the Business Day immediately following the Disputed Share Calculation Date (the latest of such Business Days being referred to herein as the "Delivery Date"), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares to which such Holder is entitled to receive as provided herein. The Corporation shall effect delivery of Conversion Shares to a Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the rounded to the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as
                  (A) the sale, transfer, pledge or other disposition of such Conversion Shares is covered by an effective registration statement, (B) such Securities have been publicly sold pursuant to Rule 144 ("Rule 144"), or (C) such Conversion Shares can be sold pursuant to Rule 144(k) under Securities Act of 1933, as amended (the "Securities Act"), or any successor rule or provision.

                           f. Failure to Deliver Conversion Shares.


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
                           (1) In the event that the Corporation fails for any
                  reason to deliver to a Holder certificates (without any restrictive legend in the circumstances described in clause
                  (A) or (B) of paragraph 4(e) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default") as a result of any willful action or any willful failure to act on the part of the Corporation, and such failure to deliver certificates continues for ten (10) Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the "Conversion Default Date"), the Corporation shall pay to such Holder payments ("Conversion Default Payments") in the amount of (i) "N" multiplied by (ii) the aggregate Stated Value of the Preferred Shares which are the subject of such Conversion Default multiplied by (iii) one percent (1%), where "N" equals the number of days elapsed between the Conversion Default Date and the earlier to occur of (A) the date on which all of the certificates (without any restrictive legend in the circumstances described in clause
                  (A), (B) or (C) of paragraph 4(e) above) representing such Conversion Shares are issued and delivered to such Holder, (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph (f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

                           (2) In the event that a Holder has not received
                  certificates representing the Conversion Shares by the tenth
                  (10th) Business Day following a Conversion Default as a result of any willful action or any willful failure to act on the part of the Corporation, such Holder may, upon written notice (a "Withdrawal Notice") delivered to the Corporation on such Business Day or on any Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to such Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as a Holder of the Preferred Shares that are the subject of such Conversion Default. In such event, the Conversion Price that would otherwise be in effect when such Preferred Shares are thereafter converted in accordance with the terms hereof shall be reduced by one percent (1%) for each day occurring during the period immediately following such 10th Business Day until the day on which the such Holder delivers a Withdrawal Notice to the Corporation; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%). (For example, if such Conversion Default were to continue for five days following such 10th Business Day, such Conversion Price would be reduced by 5%; if for ten days, by 10%; and for fifty days or more, 50%, so that the number of Conversion Shares deliverable upon conversion of such Preferred Shares would be increased


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
                  proportionately). Upon delivery by a Holder of a Withdrawal Notice, such Holder shall retain all of such Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(f)(1) above).

                           (3) In addition to any other remedies provided
                  herein, each Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                  g. Premium Share Conditions. The Corporation's right to pay accrued Premium in Conversion Shares upon conversion of a Preferred Share is conditioned upon the satisfaction of each of the following conditions (the "Premium Share Conditions"):

                           (1) the number of shares of Common Stock authorized,
                  unissued and unreserved for all other purposes, or held in the Corporation's treasury, is sufficient to pay such Premium in Conversion Shares;

                           (2) the Common Stock is authorized for quotation on
                  the Nasdaq SmallCap Market or the Nasdaq National Market or for listing or quotation on the New York Stock Exchange or any other national securities exchange and trading in the Common Stock on such market or exchange has not been suspended;

                           (3) the registration statement required to be
                  maintained by the Corporation (the "Registration Statement") pursuant to a registration rights agreement by and among the Corporation and the Purchasers named therein (the "Registration Rights Agreement") is effective and available for the sale of the Conversion Shares issuable pursuant to the conversion of all of the Preferred Shares and exercise of all of the Warrants then outstanding, or sales of such Conversion Shares may be made pursuant to Rule 144(k);

                           (4) no Mandatory Redemption Event (as defined herein)
                  has occurred and is continuing; and


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
                           (5) such payment of Premium in Conversion Shares will
                  not violate the limitations set forth in Section 5 of Article
                  FOURTH: A. below.

         In the event that any Premium Share Condition is not satisfied as of the Conversion Date for a Preferred Share, the Premium accrued on such Preferred Share shall be payable by the Corporation to the Holder thereof in immediately available funds on the Delivery Date immediately following such Conversion Date. If the Corporation fails to deliver the amount of such Premium in immediately available funds to a Holder on or before the close of business on the Delivery Date therefor (a "Premium Cash Default"), such amount will bear interest at an annual rate equal to the lower of (x) ten percent (10%) and (y) the highest interest rate permitted by applicable law (the "Default Interest Rate"), accrued on a daily basis from and after such Delivery Date until such amount is paid in full.

                  h. Conversion at Maturity. On the date which is five (5) years following the Issue Date (the "Maturity Date"), each Preferred Share then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Liquidation Preference of such shares divided by the Conversion Price then in effect (a "Conversion at Maturity"); provided, however, that if, on the Maturity Date, (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is not sufficient to effect the issuance and delivery of the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, (ii) the Common Stock is not designated for quotation or listed on the Nasdaq SmallCap Market, the Nasdaq National Market or the New York Stock Exchange or trading in the Common Stock on such market or exchange has been suspended, or (iii) a Mandatory Redemption Event (as defined herein) has occurred and is continuing, each Holder shall have the option, upon written notice to the Corporation, to retain its rights as a holder of Preferred Shares, including without limitation, the right to convert such Preferred Shares in accordance with the terms of paragraphs 4(a) through 4(f) hereof and, upon delivery of such notice, such Preferred Shares shall not be subject to a Conversion at Maturity hereunder until the thirtieth (30th) day following the later of (a) the date on which the event specified (i), (ii) or (iii) is no longer continuing and (b) the date on which the Corporation delivers to each Holder written notice to such effect, and in such event, such thirtieth day shall be deemed to be the Maturity Date for purposes of this Certificate of Designation. If a Conversion at Maturity occurs, the Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4 of Article FOURTH: A., with the Maturity Date deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(b).

         5. Conversion Limitations. In no event shall a Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which:

                  a. the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of Preferred Shares and all prior exercises of the Warrants by the Holders thereof, would exceed 19.99% of the number of outstanding shares of Common Stock on the Issue Date (subject to equitable adjustments from time to time for the events described in Section 6 of Article FOURTH: A. below) (the "Cap Amount"), except that such limitation shall not apply in the event that (i) the Corporation obtains the approval of the holders of a majority of the Corporation's Common Stock for the issuance of Common Stock in excess of the Cap Amount ("Stockholder Approval") or (ii) the Holders of a majority of the number of Preferred Shares then outstanding obtain an opinion of counsel reasonably satisfactory to the Corporation that such approval is not required. Until Stockholder Approval or such opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (each, a "Purchaser" and together the "Purchasers") shall be issued, upon Conversion of the Preferred Shares, Conversion Shares in an amount greater than the product of (A) the Cap Amount times (B) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all of the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holder converts all of such Holder's Preferred Shares into a number of Conversion Shares which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of Conversion Shares actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder; notwithstanding anything to the contrary set forth herein, from and after May 31, 1999, any Holder whose Cap Allocation Amount represents one hundred and seventy-five percent (175%) or less of (i) the number of Conversion Shares into which the Preferred Shares and Warrants then held by such Holder are convertible or exercisable at the Conversion Price or the Exercise Price, as the case may be, then in effect (without regard to any restrictions or limitations on such conversion or exercise) plus (ii) the number of Conversion Shares and Warrant Shares into which such Holder has previously converted Preferred Shares and exercised the Warrants, respectively, shall have the right from time to time to require the Corporation, upon written notice, at such Holder's option (A) to seek Stockholder Approval by means of a special meeting of stockholders to be held as soon as practicable following the Corporation's receipt of such notice, but in any case within one hundred and twenty five (125) days following such receipt, and to recommend such approval to its stockholders at such special meeting, or (B) to institute proceedings and take all other action necessary to delist the Common Stock from the Nasdaq SmallCap Market, in which case, the limitation set forth in this paragraph (a) shall not apply at any time following such delisting;

                  b. the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of Preferred Shares by the Holders thereof, would exceed the following amounts (each of which shall be subject to equitable adjustments from time to time for the events described in Section 6 of Article FOURTH: A. below) during the periods specified (each, a "Conversion Limit Amount"):

         Period                                         Conversion Limit Amount
During the 1st Year Following the Issue Date                   3,975,000

During the 2nd  Year Following the Issue Date                  4,200,000

During the 3rd Year Following the Issue Date                   4,425,000

During the 4th Year Following the Issue Date                   4,650,000

Following the 4th Anniversary of the Issue Date                4,875,000

         No Purchaser shall be issued, upon Conversion of the Preferred Shares, Conversion Shares in an amount greater than the product of (A) the applicable Conversion Limit Amount times (B) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all of the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Conversion Limit Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Conversion Limit Allocation Amount. In the event that any Holder converts all of such Holder's Preferred Shares into a number of Conversion Shares which, in the aggregate, is less than such Holder's Conversion Limit Allocation Amount, then the difference between such Holder's Conversion Limit Allocation Amount and the number of Conversion Shares actually issued to such Holder shall be allocated to the respective Conversion Limit Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

                  c. (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this subparagraph (b)) plus (y) the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 5(c) applies, the determination of whether Preferred Shares are convertible (in relation to other securities owned by a Holder) and of which Preferred Shares are convertible shall be in the sole discretion of such Holder, and the submission of Preferred Shares for Conversion shall be deemed to be such Holder's determination that such Preferred Shares are convertible pursuant to the terms hereof, and the Corporation shall have no right or obligation whatsoever to verify or confirm the accuracy of such determination. This paragraph may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by all of the Holders of Preferred Shares then outstanding and (ii) for any other reason, with the further consent of the holders of a majority of the shares of Common Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this subparagraph 5(c). The restriction contained in this subparagraph 5(c) shall not apply (i) in the event of a Conversion at Maturity or a Mandatory Conversion (as defined below) or (ii) with respect to any Preferred Shares that were purchased from the Corporation pursuant to the Securities Purchase Agreement by a purchaser that elected therein not to be subject to the limitation contained in this paragraph 5(c).

         6. Adjustments To Conversion Price.

                  a. Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the Conversion of all of the Preferred Shares, (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, the distribution to all or substantially all of the holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof) or other similar event, the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the "market price" per share of Common Stock on any date shall be the average Closing Trade Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Trade Price is then to be determined without the right to receive such issuance or distribution.

                  b. Adjustment to Conversion Price During Reference Period. If, prior to the Conversion of all of the Preferred Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

                  c. Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then such Holder shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder (and without regard to whether such shares contain a restrictive legend or are freely-tradable), the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of Preferred Shares occurring subsequent to the consummation of such Exchange Transaction (a "Subsequent Conversion"), have the right to receive the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction at the Conversion Price applicable on the Conversion Date relating to such Subsequent Conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such event at the same time that it gives such notice (it being understood that the filing by the Corporation of a Form 8-K for the purpose of disclosing the anticipated consummation of the Exchange Transaction shall constitute an Exchange Notice for purposes of this provision) and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and under the Securities Purchase Agreement and the Registration Rights Agreement.

                  d. Distribution of Assets. If the Corporation or any of its subsidiaries shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock (or to a holder of the common stock of any such subsidiary) as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), then, upon a Conversion by a Holder occurring after the record date for determining stockholders entitled to such Distribution, the applicable Conversion Price for Preferred Shares not converted prior to the record date of a Distribution shall be reduced by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by all of the holders of Preferred Shares then outstanding and reasonably acceptable to the Corporation.

                  e. Adjustment Pursuant to Other Agreements. In addition to and without limiting in any way the adjustments provided in this Section 6 of Article FOURTH: A., the Conversion Price shall be adjusted as may be required by the provisions of the Registration Rights Agreement and/or by the provisions of the Securities Purchase Agreement.

                  f. No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be rounded to the nearest whole number of shares.

         7. Mandatory Conversion.

                  a. Mandatory Conversion. The Corporation shall have the right, upon the satisfaction of each of the Mandatory Conversion Conditions (as defined below), to require conversion of all of the Preferred Shares outstanding on the Mandatory Conversion Date (as defined below) (a "Mandatory Conversion"). In the event of a Mandatory Conversion, the Corporation and each Holder shall follow the procedures for Conversion set forth in Section 4 of Article FOURTH: A. above, with the Mandatory Conversion Date (as defined below) deemed to be the Conversion Date, except that a Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 4 of Article FOURTH: A.

                  b. Mandatory Conversion Notice. In order to effect a Mandatory Conversion hereunder, the Corporation must deliver to each Holder written notice thereof (a "Mandatory Conversion Notice") on or before 5:00 p.m. (eastern time) on a Business Day (the "Mandatory Conversion Notice Date") that (i) occurs on or before the third Business Day immediately following the last Trading Day of the Mandatory Conversion Period (as defined below) and (ii) is not less than fifteen (15) Trading Days prior to the date on which such Mandatory Conversion is to be effected (the "Mandatory Conversion Date") and, at the same time that it delivers such notice, the Corporation shall confirm delivery thereof with each Holder by telephone, either personally or by voicemail message. Notwithstanding the delivery by the Corporation of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to convert Preferred Shares prior to the Mandatory Conversion Date or (ii) the availability of any and all remedies that are provided to a Holder hereunder, including without limitation in the event that the Corporation fails to deliver Conversion Shares upon a Mandatory Conversion as required by the terms of Section 4 of Article
         FOURTH: A. hereof.

                  c. Mandatory Conversion Conditions. The Mandatory Conversion Conditions are as follows:

                           (1) at any time after the 365-day period following
                  the Closing Date, the Closing Bid Price shall have been greater than $15.00 for fifteen (15) consecutive Trading Days (such 15-Trading Day period being referred to herein as a "Mandatory Conversion Period");

                           (2) during the Mandatory Conversion Period, on the
                  Mandatory Conversion Notice Date and at all times during the period from the Mandatory Conversion Notice Date through the Mandatory Conversion Date, (x) a registration statement filed under the Securities Act shall be effective and available to the Holders for the sale of all of the Conversion Shares into which the Preferred Shares and Warrants then outstanding are convertible or exercisable, as the case may be (without regard to any restriction or limitation on the conversion thereof), or such Conversion Shares may be sold under Rule 144(k), (y) the Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange, and (z) trading in the Common Stock, or trading generally, shall not have been suspended by the principal market on which the Common Stock is traded;

                           (3) the Corporation shall not have breached, at any
                  time prior to the Mandatory Conversion Date, any material agreement or obligation hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement; and

                           (4) a Mandatory Redemption Event (as defined below)
                  shall not have occurred and be continuing as of the Mandatory Conversion Notice Date or the Mandatory Conversion Date.

         8. Redemption.

                  a. Mandatory Redemption by the Holder.

                           (1) Mandatory Redemption. In the event that a
                  Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right to require the Corporation to redeem all or any portion of the Preferred Shares held by such Holder (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein). In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at any time on or before 5:00 p.m. (eastern time) on the third
                  (3rd) Business Day following the Business Day on which the Mandatory Redemption Event to which such Mandatory Redemption Notice relates is no longer continuing. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be redeemed.

                           (2) Mandatory Redemption Event. Each of the following
                  events shall be deemed a "Mandatory Redemption Event":

                                    (a) the Corporation fails for any reason
                           (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or as a result of the limitation contained in Section 5(a) of Article FOURTH: A. hereof) to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, as a result of any willful action or willful failure to act on the part of the Corporation, and such failure continues for ten (10) Business Days;

                                    (b) the Corporation breaches, in a material
                           respect, any covenant or other material term or condition of this Certificate, the Securities Purchase Agreement, the Registration Rights Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of five (5) Business Days after written notice thereof to the Corporation from a Holder;

                                    (c) any material representation or warranty
                           made by the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

                                    (d) the Registration Statement is not
                           declared effective by the one hundred and twenty fifth (125th) day following the Issue Date or if the Registration Statement has been declared effective by such date and, while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Business Days (other than during a "Blackout Period" as that term is defined in the Registration Rights Agreement), in any twelve (12) month period, provided that such failure to be declared effective, lapse or unavailability occurs as a result of any willful action or willful failure to act on the part of the Corporation;

                                    (e) the Common Stock is not quoted on the
                           Nasdaq SmallCap Market or the Nasdaq National Market or listed on the New York State Exchange, or trading in the Common Stock on such market or exchange is suspended and such suspension is in effect for more than five consecutive (5) Trading Days, and such suspension or failure to be so quoted or listed occurs as a result of any willful action or willful failure to act on the part of the Corporation; and

                                    (f) the Corporation does not obtain
                           Stockholder Approval on or before May 31, 1999.

                           (3) Mandatory Redemption Price. The "Mandatory
                  Redemption Price" shall be equal to the greater of (i) the Liquidation Preference of the Preferred Shares being redeemed multiplied by one hundred and fifteen percent (115%) and (ii) an amount determined by dividing the Liquidation Preference of the Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Trade Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

                           (4) Payment of Mandatory Redemption Price.

                                    (a) The Corporation shall pay the Mandatory
                           Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth
                           (5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Purchaser to the Corporation for cancellation (the "Mandatory Redemption Payment Date").

                                    (b) If Corporation fails to pay the
                           Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

                                    (c) If the Corporation fails to pay the
                           Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right to regain its rights as a Holder of the Series C Preferred Stock and, upon written notice to such effect from the Holder, the Corporation shall return to such Holder the certificates representing the Preferred Shares that were delivered to the Corporation in connection with such Mandatory Redemption; in such event, the Conversion Price otherwise applicable to future Conversions of the Preferred Shares shall be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continued until the date of such notice; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%).

                  b. Optional Redemption By Corporation.

                           (1) Optional Redemption. The Corporation shall have
                  the right, at any time and from time to time, upon the satisfaction of each of the Optional Redemption Conditions (as defined below), to redeem any Preferred Shares that are submitted for Conversion at a Conversion Price that is less than $7.00 (subject to equitable adjustments from time to time for the events described in Section 6 of Article FOURTH: A. hereof) (the "Optional Redemption Trigger Price") in accordance with the terms hereof (an "Optional Redemption"). The date on which an Optional Redemption is effected and the Optional Redemption Price (as defined below) is paid by the Corporation to a Holder is referred to herein as an "Optional Redemption Date".

                           (2) Optional Redemption Notice. In order to effect an
                  Optional Redemption hereunder with respect to a Conversion of Preferred Shares at a Conversion Price below the Optional Redemption Trigger Price, the Corporation must deliver to the Holder seeking such Conversion written notice of such Optional Redemption (an "Optional Redemption Notice") on or before 5:00 p.m. (eastern time) on the Business Day immediately following the Conversion Date for such Conversion and, at the same time that it delivers such notice, the Corporation shall confirm delivery thereof with such Holder by telephone, either personally or by voicemail message. Notwithstanding the foregoing, each Holder shall have the right, at any time and from time to time, to deliver a written request (an "Optional Redemption Request") to the Corporation and, upon delivery of an Optional Redemption Request by a Holder to the Corporation, the Corporation shall respond to such Holder in writing (an "Optional Redemption Response") on or before 5:00 p.m. (eastern time) on the Business Day immediately following the Business Day on which such Optional Redemption Request is delivered to the Corporation. The Optional Redemption Response shall state whether the Corporation intends to redeem such Holder's Preferred Shares in the event that such Holder submits a Conversion Notice during the period of five (5) Business Days following the Business Day on which the Company delivers an Optional Redemption Response to such Holder (the "Optional Redemption Period") with a Conversion Price that is less than the Optional Redemption Trigger Price. In the event that the Corporation states in an Optional Redemption Response delivered to a Holder that the Corporation intends to redeem Preferred Shares that would otherwise be converted at a Conversion Price that is less than the Optional Redemption Trigger Price, the Corporation must (subject to the satisfaction of each of the Optional Redemption Conditions) redeem all or, if the Corporation intends to redeem less than all, the percentage specified in the Optional Redemption Response, of the Preferred Shares for which a Conversion Notice or Notices may be delivered to the Corporation during the Optional Redemption Period by such Holder with a Conversion Price that is less than the Optional Redemption Trigger Price (in which case the Corporation shall not be required to deliver an Optional Redemption Notice to such Holder). In the event that (i) the Corporation fails to deliver an Optional Redemption Response to a Holder on or before 5:00 p.m. on the Business Day immediately following the Business Day on which such Holder delivers an Optional Redemption Request to the Corporation or (ii) the Corporation states in an Optional Redemption Response that it does not intend to redeem Preferred Shares during the related Optional Redemption Period, the Corporation may not redeem any Preferred Shares for which a Conversion Notice is submitted by such Holder during such Optional Redemption Period.

                           (3) Optional Redemption Conditions. The Optional
                  Redemption Conditions are as follows:

                                    (a) the Corporation shall not have breached,
                           at any time prior to the Optional Redemption Date, any material agreement or obligation hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement which remains uncured as of the Optional Redemption Date, including without limitation, the Corporation's obligation to effect Conversions in accordance with the terms hereof; and

                                    (b) a Mandatory Redemption Event shall not
                           have occurred and be continuing as of the Optional Redemption Date.

                           (4) Optional Redemption Price. The "Optional
                  Redemption Price" to be paid by the Corporation to a Holder in the event of an Optional Redemption shall be equal to (A) the aggregate Stated Value of the Preferred Shares being redeemed times a percentage such that the resulting product will represent an annualized return on such Stated Value of one hundred and ten percent (110%) from the Issue Date for such Preferred Shares through and including the related Optional Redemption Date plus (B) all Premium accrued on such Preferred Shares through and including such Optional Redemption Date.

                           (5) Payment of Optional Redemption Price.

                                    (a) The Corporation shall pay the Optional
                           Redemption Price by wire transfer in immediately available funds to each Holder on or before 5:00 p.m. (eastern time) on the thirtieth (30th) day following the Conversion Date for the Preferred Shares being redeemed (the "Optional Redemption Payment Date").

                                    (b) If the Corporation fails to pay the
                           Optional Redemption Price by wire transfer in immediately available funds to a Holder on or before the Optional Redemption Payment Date, (i) such Holder shall be entitled to interest thereon, from and after the Optional Redemption Payment Date until the Optional Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate for the number of days elapsed from such Optional Redemption Payment Date until such amount is paid in full, (ii) such Holder shall have the option to regain, as of the date of delivery of written notice thereof to the Corporation (a "Redemption Default Notice"), its rights as a Holder of the Preferred Shares that were redeemed, in which case the Variable Conversion Price for such Preferred Shares upon the subsequent conversion thereof will be equal to the lesser of (x) the lowest Variable Conversion Price occurring during the thirty day period immediately preceding the Optional Redemption Date and (y) the Variable Conversion Price in effect on the applicable Conversion Date (it being understood that such Holder may deliver a Conversion Notice with respect to such Preferred Shares at any time following delivery of a Redemption Default Notice to the Corporation) and
                           (iii) the Corporation shall not be entitled to effect an Optional Redemption thereafter with respect to any Preferred Shares.

                  9. Miscellaneous.

                  a. Transfer of Preferred Shares. A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

                  b. Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

         If to the Corporation:

         Shared Technologies Cellular, Inc.
         100 Great Meadow Road
         Suite 100
         Wethersfield, CT 06109
         Attn: Legal Department
         Tel:  (860) 258-2500
         Fax:  (860) 258-2455

         with a copy to:

         Day, Berry & Howard LLP
         260 Franklin Street
         Boston MA 02110
         Attn: Jeffrey A. Clopeck, Esq.
         Tel:   (617) 345-4600
         Fax:   (617) 345-4745


         and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

                  c. Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing

         Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

                  d. No Voting Rights. Except as provided by applicable law and paragraph 9(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

                  e. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of these Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  f. Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  g. Protective Provisions.

         So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of outstanding shares of Series C Preferred Stock:

                                    (1) alter, change, modify or amend (x) the
                           terms of the Series C Preferred Stock in any way or
                           (y) the terms of any other capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

                                    (2) create any new class or series of
                           capital stock having a preference over or ranking pari passu with the Series C Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

                                    (3) increase the authorized number of shares
                           of Series C Preferred Stock;

                                    (4) re-issue any shares of Series C
                           Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

                                    (5) issue any Pari Passu Securities or
                           Senior Securities (other than non-convertible debt securities or debt securities which are convertible into or exchangeable for Common Stock or any other equity or convertible security of the Corporation junior to the Series C Preferred Stock);

                                    (6) redeem, or declare, pay or make any
                           provision for any dividend or distribution with respect to, the Common Stock or any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or

                                    (7) issue any Series C Preferred Stock
                           except pursuant to the terms of the Securities Purchase Agreement.

                  In the event that the Holders of at least two-thirds of the outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock pursuant to the terms hereof, then the Corporation will deliver notice of such approved change to the holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.

         B.       Series D Preferred Stock.

         The Board of Directors has heretofore authorized a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share, with the designation and number of shares, and relative rights, preferences, privileges and restrictions thereof as follows:

                  1. Designation and Amount. The designation of this series, which consists of ten thousand (10,000) shares of Preferred Stock, is the "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and the face amount of each share of Series D Preferred Stock (each, a "Series D Preferred Share" and collectively, the "Series D Preferred Shares") shall be One Thousand Dollars ($1,000) per Series D Preferred Share (the "Stated Value"). The date on which the Series D Preferred Shares are issued and sold pursuant to the Securities Purchase Agreement, dated as of October 1, 1999, between the Company and the Purchasers named therein (the "Securities Purchase Agreement") is referred to herein as the "Issue Date". The holders of Series D Preferred Shares are each referred to as a "Holder" and, collectively, as the "Holders".

                  2. Dividends. The Series D Preferred Stock will not bear dividends.

                  3. Priority.

                           a. Payment upon Dissolution.

                                    (1) Upon the occurrence of (x) any
                           insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), no distribution shall be made to the holders of any shares of Junior Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation Preference (as defined below) with respect to each Series D Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities, the assets available for distribution to the Holders and the holders of Pari Passu Securities (as defined below) are insufficient to pay the Liquidation Preference with respect to all of the outstanding Series D Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the Series D Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Series D Preferred Share) bears to the aggregate preferential amount payable on all such shares.

                                    (2) The "Liquidation Preference" with
                           respect to a Series D Preferred Share shall mean an amount equal to the Stated Value of such Series D Preferred Share plus the Premium (as defined below) accrued on such Series D Preferred Share in accordance with the terms hereof.

                  "Junior Securities" shall mean the Common Stock and all other capital stock of the Corporation that are not Pari Passu Securities or do not have a preference over the Series D Preferred Stock in respect of redemption or distribution upon liquidation. "Pari Passu Securities" shall mean the Series C Convertible Preferred Stock of the Corporation and any other securities ranking pari passu with the Series D Preferred Stock in respect of redemption or distribution upon liquidation. "Senior Securities" shall mean (i) any debt issued or assumed by the Corporation and (ii) any securities of the Corporation which by their terms have a preference over the Series D Preferred Stock in respect of redemption or distribution upon liquidation.

         4. Conversion.

                  a. Right to Convert. Each Holder shall have the right to convert, at any time and from time to time after the Issue Date, all or any part of the Series D Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined in accordance with the terms hereof (a "Conversion").

                  b. Conversion Notice. In order to convert Series D Preferred Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in substantially the form of Exhibit A hereto, to the Corporation and to the Corporation's transfer agent for the Common Stock (the "Transfer Agent") stating the number of Series D Preferred Shares to be converted, the amount of Premium (as defined below) accrued thereon, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Series D Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Transfer Agent. The Corporation shall issue a new certificate for Series D Preferred Shares in the event that less than all of the Series D Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall issue to such Holder the number of Conversion Shares that are not disputed within the time frames specified in paragraph 4(e) below and shall submit the disputed calculations to its independent accountant within one (1) Business Day of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than five (5) Business Days following the Corporation's receipt of such Holder's Conversion Notice (such 5th Business Day being referred to herein as the "Disputed Share Calculation Date") . Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

                  c. Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined in accordance with the following formula:

                                     SV + P
                                     ------
                                       CP


         where SV represents the aggregate Stated Value of the Series D Preferred Shares to be converted,


         P represents the aggregate Premium (i) accrued on such Series D Preferred Shares and (ii) eligible for payment by the Corporation in Conversion Shares, it being understood that, unless each of the Premium Share Conditions (as defined in paragraph 4(g) below) is satisfied or waived by the Holder of such Series D Preferred Shares, the Corporation may not pay accrued Premium in shares of Common Stock and must pay such Premium on the applicable Delivery Date (as defined below) in immediately available funds in accordance with the terms of this Certificate, and

         CP represents the Conversion Price (as defined below) in effect on the applicable Conversion Date.

         "Premium" with respect to a Series D Preferred Share shall be determined in accordance with the following formula:


                                  (SV)(.06)(N)
                                  ------------
                                       365


         where SV represents the Stated Value of such Series D Preferred Share, and


         N represents the number of days elapsed from the Issue Date through and including the Conversion Date relating to such Series D Preferred Share.

         Subject to adjustment as provided elsewhere herein, "Conversion Price" shall mean $8.875.


                  d. Certain Definitions. "Trading Day" means any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded. "Business Day" means any day on which the New York Stock Exchange and commercial banks located in the City of New York are open for business.

                  e. Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice from a Holder pursuant to paragraph 4(b) above, the Corporation shall, on or before the close of business on the latest to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice, (ii) the Business Day immediately following the day on which the certificates representing the Series D Preferred Shares are delivered by such Holder to the Corporation or the Transfer Agent, and (iii) with respect to Conversion Shares that are the subject of a dispute as described in paragraph 4(b) above, the Business Day immediately following the Disputed Share Calculation Date (the latest of such Business Days being referred to herein as the "Delivery Date"), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares to which such Holder is entitled to receive as provided herein. The Corporation shall effect delivery of Conversion Shares to a Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the rounded to the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale, transfer, pledge or other disposition of such Conversion Shares is covered by an effective registration statement, (B) such Conversion Shares have been publicly sold pursuant to Rule 144 ("Rule 144"), or
         (C) such Conversion Shares can be sold pursuant to Rule 144(k) under Securities Act of 1933, as amended (the "Securities Act"), or any successor rule or provision .

                  f. Failure to Deliver Conversion Shares.

                           (1) In the event that the Corporation fails for any
                  reason to deliver to a Holder certificates (without any restrictive legend in the circumstances described in clause
                  (A) or (B) of paragraph 4(e) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default") as a result of any willful action or any willful failure to act on the part of the Corporation, and such failure to deliver certificates continues for twenty (20) Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the "Conversion Default Date"), the Corporation shall pay to such Holder payments ("Conversion Default Payments") in the amount of (i) "N" multiplied by (ii) the aggregate Stated Value of the Series D Preferred Shares which are the subject of such Conversion Default multiplied by
                  (iii) one percent (1%), where "N" equals the number of days elapsed between the Conversion Default Date and the earlier to occur of (A) the date on which all of the certificates (without any restrictive legend in the circumstances described in clause (A), (B) or (C) of paragraph 4(e) above) representing such Conversion Shares are issued and delivered to such Holder, (B) the date on which such Series D Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph (f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

                           (2) In the event that a Holder has not received
                  certificates representing the Conversion Shares by the twentieth (20th) Business Day following a Conversion Default as a result of any willful action or any willful failure to act on the part of the Corporation, such Holder may, upon written notice (a "Withdrawal Notice") delivered to the Corporation on such Business Day or on any Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to such Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as a Holder of the Series D Preferred Shares that are the subject of such Conversion Default. In such event, the Conversion Price that would otherwise be in effect when such Series D Preferred Shares are thereafter converted in accordance with the terms hereof shall be reduced by one percent (1%) for each day occurring during the period immediately following such 10th Business Day until the day on which the such Holder delivers a Withdrawal Notice to the Corporation; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%). (For example, if such Conversion Default were to continue for five days following such 10th Business Day, such Conversion Price would be reduced by 5%; if for ten days, by 10%; and for fifty days or more, 50%, so that the number of Conversion Shares deliverable upon conversion of such Series D Preferred Shares would be increased proportionately). Upon delivery by a Holder of a Withdrawal Notice, such Holder shall retain all of such Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(f)(1) above).

                           (3) In addition to any other remedies provided
                  herein, each Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                  g. Premium Share Conditions. The Corporation's right to pay accrued Premium in Conversion Shares upon conversion of a Series D Preferred Share is conditioned upon the satisfaction of each of the following conditions (the "Premium Share Conditions"):

                           (1) the number of shares of Common Stock authorized,
                  unissued and unreserved for all other purposes, or held in the Corporation's treasury, is sufficient to pay such Premium in Conversion Shares; and

                           (2) the Common Stock is authorized for quotation on
                  the Nasdaq SmallCap Market or the Nasdaq National Market or for listing or quotation on the New York Stock Exchange or any other national securities exchange and trading in the Common Stock on such market or exchange has not been suspended;

         In the event that any Premium Share Condition is not satisfied as of the Conversion Date for a Series D Preferred Share, the premium accrued on such Series D Preferred Share shall be payable by the Corporation to the Holder thereof in immediately available funds on the Delivery Date immediately following such Conversion Date. If the Corporation fails to deliver the amount of such Premium in immediately available funds to a Holder on or before the close of business on the Delivery Date therefor (a "Premium Cash Default"), such amount will bear interest at an annual rate equal to at the lower of (x) ten percent (10%) and (y) the highest interest rate permitted by applicable law (the "Default Interest Rate"), accruing on a daily basis from and after such Delivery Date until such amount is paid in full.

                  h. Conversion at Maturity. On the date which is five (5) years following the Issue Date (the "Maturity Date"), each Series D Preferred Share then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Liquidation Preference of such shares divided by the Conversion Price then in effect (a "Conversion at Maturity"); provided, however, that if, on the Maturity Date, (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the

         Corporation's treasury, is not sufficient to effect the issuance and delivery of the number of Conversion Shares into which all outstanding Series D Preferred Shares are then convertible, or (ii) the Common Stock is not designated for quotation or listed on the Nasdaq SmallCap Market, the Nasdaq National Market or the New York Stock Exchange or trading in the Common Stock on such market or exchange has been suspended, each Holder shall have the option, upon written notice to the Corporation, to retain its rights as a holder of Series D Preferred Shares, including without limitation, the right to convert such Series D Preferred Shares in accordance with the terms of paragraphs 4(a) through 4(e) hereof and, upon delivery of such notice, such Series D Preferred Shares shall not be subject to a Conversion at Maturity hereunder until the thirtieth (30th) day following the later of (a) the date on which the event specified (i) or (ii) is no longer continuing and (b) the date on which the Corporation delivers to each Holder written notice to such effect, and in such event, such thirtieth day shall be deemed to be the Maturity Date for purposes of this Certificate of Designation. If a Conversion at Maturity occurs, the Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4 of Article FOURTH: B., with the Maturity Date deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(b).

         5. Adjustments To Conversion Price.

                  a. Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the Conversion of all of the Series D Preferred Shares, (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, or other similar event, the Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

                  b. Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of all of the Series D Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then such Holder shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder (and without regard to whether such shares contain a restrictive legend or are freely-tradable), the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of Series D Preferred Shares occurring subsequent to the consummation of such Exchange Transaction (a "Subsequent Conversion"), have the right to receive the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction at the Conversion Price applicable on the Conversion Date relating to such Subsequent Conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Series D Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such event at the same time that it gives such notice (it being understood that the filing by the Corporation of a Form 8-K for the purpose of disclosing the anticipated consummation of the Exchange Transaction shall constitute an Exchange Notice for purposes of this provision) and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 5(b), and under the Securities Purchase Agreement and the Registration Rights Agreement.

                  c. Distribution of Assets. If the Corporation or any of its subsidiaries shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock (or to a holder of the common stock of any such subsidiary) as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), then, upon a Conversion by a Holder occurring after the record date for determining stockholders entitled to such Distribution, the applicable Conversion Price for Series D Preferred Shares not converted prior to the record date of a Distribution shall be reduced by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by all of the holders of Series D Preferred Shares then outstanding and reasonably acceptable to the Corporation.

                  d. Adjustments to Conversion Price for Diluting Issues:

                           (1) Special Definitions. For purposes of this
                  subparagraph 5(d), the following definitions shall apply:

                                    (a) "Option" shall mean rights, options or
                           warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                                    (b) "Original Issue Date" shall mean the
                           date on which a Series D Preferred Share was first issued.

                                    (c) "Convertible Securities" shall mean any
                           evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (d) "Additional Shares of Common Stock"
                           shall mean all shares of Common Stock issued (or, pursuant to subparagraph 5(d)(3) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                             (i) upon conversion of any
                                    Convertible Securities outstanding on the
                                    Original Issue Date, or upon exercise of any Options outstanding on the Original Issue Date;

                                             (ii) as a dividend or distribution
                                    on the Preferred Stock;

                                             (iii) by reason of a dividend,
                                    stock split, split-up or other distribution on shares of Common Stock that is covered by subparagraph 5(a) or 5(c) above;

                                             (iv) to employees or directors of,
                                    or consultants to, the Corporation pursuant to a stock option, restricted stock or other plan or arrangement approved by the Board of Directors of the Corporation, such number of shares not to exceed 15% of the total number of shares of Common Stock from time to time outstanding, calculated on a fully diluted basis; plus any shares of Common Stock subject to options that terminate unexercised (and are eligible to be regranted under the terms of the applicable plan or arrangement) and shares of restricted stock repurchased from employees upon termination of employment; or

                                             (v) in connection with joint
                                    venture and corporate partnering
                                    relationships approved by the Board of
                                    Directors of the Corporation, and in
                                    connection with acquisition transactions approved by the Board of Directors of the Corporation.

                                    (2) No Adjustment of Conversion Price. No
                           adjustment in the number of shares of Common Stock into which the Series D Preferred Stock is convertible shall be made by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to subparagraph 5(d)(5)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                                    (3) Issue of Securities Deemed Issue of
                           Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph 5(d)(5) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                             (a) No further adjustment in the
                                    Conversion Price shall be made upon the
                                    subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                             (b) If such Options or Convertible
                                    Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                             (c) Upon the expiration or
                                    termination of any unexercised Option, the Conversion Price shall be readjusted to reflect the Conversion Price in effect at the time of the issuance of the expired or terminated Options, with such additional adjustments as would have been made to the Conversion Price had the expired or terminated Options not been issued, and the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                                             (d) In the event of any change in
                                    the number of shares of Common Stock
                                    issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment, which was made upon the issuance of such Option or Convertible Security which has not been exercised or converted prior to such change, been made upon the basis of such change; and

                                             (e) No readjustment pursuant to
                                    clause (b) or (d) above shall have the
                                    effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                    (4) Adjustment of Conversion Price Upon
                           Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph 5(d)(3), but excluding shares issued as a stock split or combination as provided in subparagraph 5(a) or upon a dividend or distribution as provided in subparagraph 5(c)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common

                  Stock so issued would purchase at such Conversion Price; and
                  (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this subparagraph 5(d)(4), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           (5) Determination of Consideration. For purposes of
                  this subparagraph 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (a) Cash and Property: Such consideration
                           shall:

                                             (i) insofar as it consists of cash,
                                    be computed at the aggregate of cash
                                    received by the Corporation, excluding
                                    amounts paid or payable for accrued
                                    interest;

                                             (ii) insofar as it consists of
                                    property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                             (iii) in the event Additional
                                    Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

                                    (b) Options and Convertible Securities. The
                           consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph 5(d)(3), relating to Options and Convertible Securities, shall be determined by dividing

                                             (i) the total amount, if any,
                                    received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the

                                    Corporation upon the exercise of such
                                    Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                             (ii) the maximum number of shares
                                    of Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (6) Multiple Closing Dates. In the event the
                  Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                  e. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Section 5 of Article FOURTH: B., the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series D Preferred Stock.

                  f. No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be rounded to the nearest whole number of shares.

         6. Mandatory Conversion.

                  a. Mandatory Conversion. The Corporation shall have the right, upon the satisfaction of each of the Mandatory Conversion Conditions (as defined below), to require conversion of all of the Series D Preferred Shares outstanding on the Mandatory Conversion Date (as defined below)(a "Mandatory Conversion"). In the event of a Mandatory Conversion, the Corporation and each Holder shall follow the procedures for Conversion set forth in Section 4 of Article FOURTH: B. above, with the Mandatory Conversion Date (as defined below) deemed to be the Conversion Date, except that a Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 4 of Article FOURTH: B.

                  b. Mandatory Conversion Notice. In order to effect a Mandatory Conversion hereunder, the Corporation must deliver to each Holder written notice thereof (a "Mandatory Conversion Notice") on or before 5:00 p.m. (eastern time) on a Business Day (the "Mandatory Conversion Notice Date") that (i) occurs on or before the third Business Day immediately following the last Trading Day of the Mandatory Conversion Period (as defined below) and (ii) is not less than fifteen (15) Trading Days prior to the date on which such Mandatory Conversion is to be effected (the "Mandatory Conversion Date") and, at the same time that it delivers such notice, the Corporation shall confirm delivery thereof with each Holder by telephone, either personally or by voicemail message. Notwithstanding the delivery by the Corporation of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way the right of a Holder to convert Series D Preferred Shares prior to the Mandatory Conversion Date.

                  c. Mandatory Conversion Conditions. The Mandatory Conversion Conditions are as follows:

                           (1) at any time after the 365-day period following
                  the Closing Date, the Closing Sale Price shall have been greater than $18.00 for fifteen (15) consecutive Trading Days (such 15-Trading Day period being referred to herein as a "Mandatory Conversion Period"); and

                           (2) during the Mandatory Conversion Period, on the
                  Mandatory Conversion Notice Date and at all times during the period from the Mandatory Conversion Notice Date through the Mandatory Conversion Date, (y) the Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange, and (z) trading in the Common Stock, or trading generally, shall not have been suspended by the principal market on which the Common Stock is traded;

         7. Redemption.

                  Mandatory Redemption by the Holder.

                  a. Mandatory Redemption. In the event that a Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right to require the Corporation to redeem all or any portion of the Series D Preferred Shares held by such Holder (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein). In order to exercise its right to effect a Mandatory Redemption, a

         Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at any time on or before 5:00 p.m. (eastern time) on the third (3rd) Business Day following the Business Day on which the Mandatory Redemption Event to which such Mandatory Redemption Notice relates is no longer continuing. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be redeemed.

                  b. Mandatory Redemption Event. Each of the following events shall be deemed a "Mandatory Redemption Event":

                           (1) the Corporation fails for any reason (including
                  without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance) to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Series D Preferred Shares, as a result of any willful action or willful failure to act on the part of the Corporation, and such failure continues for twenty (20) Business Days;

                           (2) the Corporation breaches, in a material respect,
                  any covenant or other material term or condition of this Certificate, the Securities Purchase Agreement, the Registration Rights Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of five (5) Business Days after written notice thereof to the Corporation from a Holder;

                           (3) any material representation or warranty made by
                  the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

                           (4) The effectiveness of any demand Registration
                  Statement required to be maintained pursuant to the terms of the Registration Rights Agreement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Business Days (other than as permitted under the Registration Rights Agreement), in any twelve (12) month period, provided that such lapse or unavailability occurs as a result of any willful action or willful failure to act on the part of the Corporation; and

                           (5) the Common Stock is not quoted on the Nasdaq
                  SmallCap Market or the Nasdaq National Market or listed on the New York State Exchange, or trading in the Common Stock on such market or exchange is suspended and such suspension is in effect for more than five consecutive (5) Trading Days, and such suspension or failure to be so quoted or listed occurs as a result of any willful action or willful failure to act on the part of the Corporation.

                  c. Mandatory Redemption Price. The "Mandatory Redemption Price" shall be equal to the greater of (i) the Liquidation Preference of the Series D Preferred Shares being redeemed multiplied by one hundred and fifteen percent (115%) and (ii) an amount determined by dividing the Liquidation Preference of the Series D Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Trade Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

                  d. Payment of Mandatory Redemption Price.

                           (1) The Corporation shall pay the Mandatory
                  Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth (5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Series D Preferred Shares being redeemed are delivered by the Purchaser to the Corporation for cancellation (the "Mandatory Redemption Payment Date").

                           (2) If Corporation fails to pay the Mandatory
                  Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

                           (3) If the Corporation fails to pay the Mandatory
                  Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right to regain its rights as a Holder of the Series D Preferred Stock and, upon written notice to such effect from the Holder, the Corporation shall return to such Holder the certificates representing the Series D Preferred Shares that were delivered to the Corporation in connection with such Mandatory Redemption; in such event, the Conversion Price otherwise applicable to future Conversions of the Series D Preferred Shares shall be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continued until the date of such notice; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%).

         8. Miscellaneous.

                  a. Transfer of Series D Preferred Shares. A Holder may sell or transfer all or any portion of the Series D Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Series D Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

                  b. Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                  If to the Corporation:

                  Shared Technologies Cellular, Inc.
                  100 Great Meadow Road
                  Suite 100
                  Wethersfield, CT 06109
                  Attn: Legal Department
                  Tel:  (860) 258-2500
                  Fax:  (860) 258-2455

                  with a copy to:

                  Day, Berry & Howard LLP
                  260 Franklin Street
                  Boston MA 02110
                  Attn: Jeffrey A. Clopeck, Esq.
                  Tel:   (617) 345-4600
                  Fax:   (617) 345-4745

         and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.


                  c. Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Series D Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

                  d. No Voting Rights. Except as provided by applicable law and paragraph 8(g) below, the Holders of the Series D Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

                  e. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of these Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  f. Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  g. Protective Provisions. So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of a majority of the outstanding shares of Series D Preferred Stock:

                           (1) alter, change, modify or amend (x) the terms of
                  the Series D Preferred Stock in any way or (y) the terms of any other capital stock of the Corporation so as to affect adversely the Series D Preferred Stock;

                           (2) create any new class or series of capital stock
                  having a preference over or ranking pari passu with the Series D Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

                           (3) increase the authorized number of shares of
                  Series D Preferred Stock;

                           (4) re-issue any shares of Series D Preferred Stock
                  which have been converted or redeemed in accordance with the terms hereof;

                           (5) issue any Pari Passu Securities or Senior
                  Securities (other than non-convertible debt securities or debt securities which are convertible into or exchangeable for Common Stock or any other equity or convertible security of the Corporation junior to the Series D Preferred Stock);

                           (6) redeem, or declare, pay or make any provision for
                  any dividend or distribution with respect to, the Common Stock or any other capital stock of the Corporation ranking junior to the Series D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or

                           (7) issue any Series D Preferred Stock except
                  pursuant to the terms of the Securities Purchase Agreement.

         In the event that the Holders of at a majority of the outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock pursuant to the terms hereof, then the Corporation will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Series D Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Series D Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Series D Preferred Shares then outstanding.

                  h. BHCA Compliance. Notwithstanding the provisions of Section 4 and Section 6 of Article FOURTH: B. hereof, with respect to any Holder subject to the Bank Holding company Act of 1956 (the "BHCA"), only such number of the Series D Preferred Shares held by such Holder shall be convertible into Conversion Shares as may be permitted at any time under the BHCA. Any Series D Preferred Shares which are not convertible into Conversion Shares pursuant to the preceding sentence may be held by such Holder until such time as such Series


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
                  D Preferred Shares may, in the opinion of counsel reasonable acceptable to such Holder, be converted into Conversion Shares without violating the BHCA.

         FIFTH: [Omitted.]

         SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  1. Election of directors need not be by written ballot.

                  2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty or loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or
(iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

         NINTH: A. The Corporation shall, to the fullest extent permitted by
Section 145 of the GCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) against any and all of the expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually or reasonably incurred by such person by reason of having been an officer, director, employee or agent at the request of the Corporation, any subsidiary of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise for which any and all persons who acted as officer, director, employee or agent at the request of the Corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         B. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (a) and (b) of this Article NINTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         D. Any indemnification under sections (a) and (b) of this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections (a) and (b) of this Article NINTH. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article NINTH. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify a person against such liability under this Article NINTH.

         H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         I. If a claim for indemnification pursuant to this Article NINTH is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         TENTH: The Corporation reserves the right to rescind, amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         ELEVENTH: The number of directors constituting the entire Board of Directors shall be as set forth in or pursuant to the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2000, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2001 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2002. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

         IN WITNESS WHEREOF, SHARED TECHNOLOGIES CELLULAR, INC. has caused this Second Restated Certificate of Incorporation to be signed by Anthony D. Autorino, its Chairman and Chief Executive Officer, this 29th day of February, 2000.

                                    SHARED TECHNOLOGIES CELLULAR, INC.




                                    By:   /s/ Anthony D. Autorino
                                         ------------------------
                                         Anthony D. Autorino
                                         Chairman and Chief Executive Officer

                                    EXHIBIT A


                              NOTICE OF CONVERSION


The undersigned hereby elects to convert shares of Series ___ Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). _______ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Shared Technologies Cellular, Inc. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

                                    Date of Conversion: ________________________
                                    Number of Shares of
                                    Preferred Stock to be Converted: ___________
                                    Amount of Accrued Premium: _________________
                                    Applicable Conversion Price: _______________
                                    Number of Shares of Common
                                    Stock to be Issued: ________________________
                                    Name of Holder: ____________________________
                                    Address: ___________________________________
                                             ___________________________________
                                             ___________________________________
                                    Signature: _________________________________
                                                Name:
                                                Title:
Holder Requests Delivery to be made: (check one)

         By Delivery of Physical Certificates to the Above Address

         Through Depository Trust Corporation
         (Account_________________________________)